Exhibit 4.9

ACCENTIA, INC.

SERIES E CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

THIS SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of January 9, 2004, by and between ACCENTIA, INC., a Florida corporation having its principal office at 5310 Cypress Center Drive, Suite 101, Tampa, FL 33609 (the “Company”), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation having its principal office at 3151 South 17th Street, Wilmington, NC 28412 (“PPD”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance at Closing of an aggregate of 5,000,000 shares of its Series E Convertible Preferred Stock, $1.00 par value per share (the “Shares”);

WHEREAS, the Company has authorized the issuance of warrants (collectively and as further defined below, the “Warrants”) for the purchase of up to 10,000,000 additional shares of Series E Convertible Preferred Stock;

WHEREAS, PPD desires to purchase the Shares and receive the Warrants on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares and the Warrants to PPD on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. PURCHASE AND SALE OF SHARES; ISSUANCE OF WARRANTS.

1.1 Sale and Issuance of Shares; Issuance of Warrants.

(a) The Company shall adopt and file with the Florida Department of State on or before the Closing Date (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the “Restated Charter”).

(b) Subject to the terms and conditions of this Agreement, PPD agrees to purchase, and the Company agrees to sell and issue to PPD, the Shares at a purchase price of $1.00 per Share (the “Purchase Price”).

1.

(c) Subject to the terms and conditions of this Agreement, the Company agrees to issue to PPD, and PPD agrees to receive from the Company, the Warrants, which consist of the following: (i) one Class A Warrant, in the form attached hereto as Exhibit B, entitling PPD, at any time for a period of twelve (12) months following the Closing, in the exercise of its discretion, to purchase up to 5,000,000 shares of Series E Convertible Preferred Stock for $1.00 per share (the “Class A Warrant”), and (ii) one Class B Warrant, in the form attached hereto as Exhibit C, entitling PPD at any time after the full exercise of the Class A Warrant and within twenty-four (24) months following the Closing, in the exercise of its discretion, to purchase up to an additional 5,000,000 shares of Series E Convertible Preferred Stock for $1.00 per share (the “Class B Warrant”). The Class A Warrant and the Class B Warrant are hereinafter collectively referred to as the “Warrants” and the shares of Series E Convertible Preferred Stock issuable pursuant to the Warrants are hereinafter collectively referred to as the “Warrant Shares”.

(d) The total amount of Common Stock and other securities issuable upon the conversion of the Shares and the Warrant Shares is hereinafter referred to as the “Conversion Stock”. The Shares, Warrant Shares and Conversion Stock are hereinafter collectively referred to as the “Securities”.

1.2 Closing. The purchase and sale of the Shares and the issuance of the Warrants shall take place at the offices of Wyrick, Robbins, Yates & Ponton, LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607 at 10:00 A.M., on December 30, 2003 or at such other date, time and place as the Company and PPD mutually agree upon (which date is designated the “Closing Date” and which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to PPD (i) a certificate representing the Shares, (ii) the Class A Warrant, and (iii) the Class B Warrant, and PPD shall deliver to the Company, as payment in full for the Shares and the Warrants being purchased at Closing, immediately payable funds in the aggregate amount of the Purchase Price for the Shares by wire transfer payable to the order of the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to PPD that, on the date hereof and as of the Closing, except as set forth on a Schedule of Exceptions attached hereto as Exhibit D and delivered to PPD on the date hereof (the “Schedule of Exceptions”), which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company has all requisite legal and corporate power (i) to execute and deliver this Agreement and all listed exhibits hereto, (ii) to sell and issue the Shares hereunder, (iii) to issue the Warrants hereunder, (iv) to issue the Conversion Stock, and (v) to carry out and perform its obligations under the terms of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise.

2.

2.2 Capitalization. Immediately prior to the Closing, the authorized capital of the Company consists of:

(a) 95,000,000 shares of Preferred Stock (the “Preferred Stock”), of which (i) 10,000,000 shares have been designated Series A Convertible Preferred Stock (the “Series A Stock”), (ii) 30,000,000 shares have been designated Series B Convertible Preferred Stock, (the “Series B Stock”), (iii) 10,000,000 shares have been designated Series C Convertible Preferred Stock (the “Series C Stock”), (iv) 15,000,000 shares have been designated Series D Convertible Preferred Stock (the “Series D Stock”), and (v) 30,000,000 shares have been designated Series E Convertible Preferred Stock (the “Series E Stock”). Immediately prior to the Closing (without taking into account such Closing), 3,233,000 shares of Series A Stock are issued and outstanding, 8,074,263 shares of Series B Stock are issued and outstanding, 7,500,000 shares of Series C Stock are issued and outstanding, and 11,790,486 shares of Series D Stock are issued and outstanding, no shares of Series E Stock are issued and outstanding. The rights, preferences, privileges and restrictions of the Preferred Stock will be as stated in the Restated Charter.

(b) 300,000,000 shares of Common Stock (the “Common Stock”), of which 10,264,200 shares are issued and outstanding.

Except as provided herein or in the Schedule of Exceptions, and except for the conversion privileges of the Preferred Stock, there are no other outstanding options, warrants, rights (including conversion rights, preemptive rights, co-sale rights, rights of first refusal or other similar rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Approximately 1,496,851 shares of Common Stock and approximately 2,812 shares of Series D Convertible Preferred Stock remain available for future issuance under the Company’s stock option plans.

2.3 Subsidiaries. The Company has the following subsidiaries (collectively, the “Subsidiaries”, and each a “Subsidiary”): The Analytica Group, Inc. (“Analytica”), TEAMM Pharmaceuticals, Inc. (“TEAMM”), Accent Rx, Inc. (“Accent Rx”), BioVest International, Inc. (“BioVest”), and Imor-Analytica GmbH (“IA”). Other than the Subsidiaries noted above, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and except as provided on the Schedule of Exceptions, the Subsidiaries are wholly owned by the Company. Analytica, TEAMM, and Accent Rx are corporations duly organized, validly existing and in good standing under the laws of the State of Florida. BioVest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IA is a private limited company duly organized, validly existing and in good standing under the laws of Germany. The Subsidiaries have all requisite corporate power and authority to own and operate their properties and to carry on their businesses as presently conducted and as proposed to be conducted. The Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this

3.

Agreement, the Investors Rights Agreement and the other exhibits attached hereto (ii) the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance), sale and delivery of the Shares, the Warrants and the Conversion Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

2.5 Valid Issuance of Preferred and Common Stock.

(a) The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable and free of any liens or encumbrances and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of PPD in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company’s Restated Charter, shall be duly and validly issued, fully paid, nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Shares hereunder. The terms of the Shares as set forth in the Restated Charter are legally binding obligations of the Company and are enforceable in accordance with their terms. No documentary stamp tax, or similar tax, is or will be imposed on the Company’s issuance of the securities issued or issuable in connection with this Agreement or the transactions contemplated hereunder under any state or local government or authority.

(b) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(c) The Warrants, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid, nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrants and applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) filing the Restated Charter in the office of the Florida Department of State and (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable federal securities laws and Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

4.

2.7 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any Subsidiary, which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, of the Company or any Subsidiary or any change in the current equity ownership of the Company or any Subsidiary, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the employees of the Company or any Subsidiary, their use in connection with the business of the Company or any Subsidiary of any information or techniques allegedly proprietary to any of the former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

2.8 Proprietary Information and Inventions Agreements. To the best of the Company’s knowledge, each current and former key employee and officer of the Company and its Subsidiaries has executed a proprietary information and inventions agreement, a form of which has been made available to PPD, and no exceptions have been taken by any such employee or officer to the terms of such agreement The Company and its Subsidiaries, after reasonable investigation, are not aware that any of their current or former employees or consultants is in violation thereof, and the Company and its Subsidiaries will use their best efforts to prevent any such violation. To the best of the Company’s knowledge, all present consultants to or vendors of the Company and its Subsidiaries with access to confidential information of the Company or its Subsidiaries are parties to a written agreement substantially similar to the proprietary information and inventions agreement under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of information of the Company and its Subsidiaries.

2.9 Permits. To the best of the Company’s knowledge, the Company and its Subsidiaries have all franchises, permits, licenses and other similar authority (collectively, “Permits”) necessary for the conduct of their businesses as now being conducted and as proposed to be conducted, the lack of which could materially and adversely affect the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default in any material respect under any such Permits, nor is either of them in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, of the Company or any Subsidiary.

5.

2.10 Patents, Copyrights and Trademarks.

(a) For purposes of this Agreement, “Intellectual Property” means the following items of intangible property:

(i) Patents, whether in the form of utility patents or design patents and all pending applications for such patents;

(ii) Trademarks, trade names, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same;

(iii) Copyrights, whether or not registered, and all pending applications for registration of the same;

(iv) Inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulae, customer lists, supplier lists and market analyses; and

(v) Computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form.

(b) The Company and its Subsidiaries possess all of the Intellectual Property necessary to enable the operation of their businesses as now being conducted and as proposed to be conducted.

(c) The Company and its Subsidiaries have good, valid, subsisting, unexpired and enforceable title (free and clear of all liens, mortgages, encumbrances, security interests, claims, charges or pledges (individually, a “Lien” and collectively, “Liens”), assignments, options to purchase and rights or equitable interests of others of any nature whatsoever or otherwise possesses adequate and exclusive rights to use) to all of the Intellectual Property necessary to enable operation of their businesses as now being conducted and as proposed to be conducted. The Company is not currently aware of any Intellectual Property owned by any third party that is needed by the Company or any Subsidiary to conduct their businesses as currently conducted or contemplated. The Company and its Subsidiaries have taken reasonable security measures, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of their trade secrets and other technical information. No employee, director or stockholder of the Company or any Subsidiary, or employer of any such employee, has any rights to processes, systems and techniques used or contemplated to be used by the Company or its Subsidiaries.

(d) To the best of the Company’s knowledge, no Intellectual Property, used or proposed to be used in the businesses of the Company and its Subsidiaries as currently conducted or contemplated, has infringed or will infringe upon any intellectual property rights of others and the use of such Intellectual Property in the businesses of the Company and its Subsidiaries, as currently conducted or contemplated, will not constitute an infringement, misappropriation or misuse of any intellectual property rights of any third party. No person has asserted or, to the

6.

Company’s knowledge, has the right to assert any claim regarding the use of, or challenging or questioning the Company’s or any Subsidiary’s right or title in, any of the Intellectual Property.

(e) Other than granted, issued or entered into in the ordinary course of business, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property of the Company or any Subsidiary. Other than granted, issued or entered into in the ordinary course of business, neither the Company nor any Subsidiary is bound by or a party to any options, licenses or agreements of any kind with respect to Intellectual Property of any other person or entity.

(f) The Company is not aware that any of the Company’s or any Subsidiary’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company’s or any Subsidiary’s business as proposed to be conducted immediately following the Closing. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s or any Subsidiary’s business by the employees of the Company or any Subsidiary, nor the conduct of the Company’s or any Subsidiary’s business as proposed immediately following the Closing, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of the Company’s or its Subsidiary’s employees (or people it currently intends to hire) made prior to their employment by the Company or the Subsidiaries.

2.11 Compliance with Other Instruments.

(a) Neither the Company nor any Subsidiary is in violation or default of any provisions of its Charter or Bylaws, each as amended and in effect on and as of the Closing, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or its Subsidiaries. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation, which could result in a material adverse effect on the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, of the Company or any Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any Lien upon any assets of the Company or its Subsidiaries.

(b) To the best of the Company’s knowledge, the Company and its Subsidiaries have avoided every condition, and have not performed any act, the occurrence of which would result in the Company’s or any Subsidiary’s loss of any right granted under any license, distribution or other agreement in effect as of the Closing.

7.

2.12 Agreements; Action.

(a) Neither the Company nor any Subsidiary is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its Charter or Bylaws, each as amended on and through the date of Closing, which materially adversely affects its business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, as such business is now conducted and as proposed to be conducted immediately following the Closing.

(b) Other than the sale of certain assets of Accent Rx to Chronimed Inc. and the potential sale of Preferred Stock pursuant to such transaction, neither the Company nor any Subsidiary has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations (or other entities) regarding the consolidation or merger of the Company or any Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Subsidiary, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company or any Subsidiary.

2.13 Disclosure. The Company has fully provided PPD with all the information, which PPD has requested for deciding whether to purchase the Shares and all information, which the Company believes, is reasonably necessary to enable PPD to make such decision or which could materially and adversely affect the business, operations, assets, liabilities, properties, prospects, conditions or affairs, financially or otherwise, of the Company or its Subsidiaries. Neither this Agreement, nor any other written statements, exhibits or certificates made or delivered in connection herewith or therewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading which has not been, prior to the Closing, corrected or amended.

2.14 Registration Rights. Except as disclosed in the Schedule of Exceptions, neither the Company nor any Subsidiary has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.15 Title to Property and Assets. The Company and its Subsidiaries have good and marketable title to all of their material properties and assets owned by them and own such property and assets free and clear of all Liens, except as otherwise set forth on the Company’s Financial Statements delivered to PPD or listed on Schedule 2.15 of the Schedule of Exceptions. With respect to the property and assets they lease, the Company and its Subsidiaries are in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any Liens. To the Company’s knowledge, there exists no default or other encumbrance or condition that would result in a default or termination under any of their leases.

2.16 Labor Agreements and Actions. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no

8.

labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other labor dispute involving the Company or its Subsidiaries pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company and its Subsidiaries, nor is the Company aware of any labor organization activity involving the employees of the Company or its Subsidiaries.

2.17 Obligations to Related Parties. Other than set forth in the Financial Statements (specifically identified as such therein) or on Schedule 2.17 of the Schedule of Exceptions, there are no obligations of the Company or any Subsidiary to officers, directors, stockholders, or employees of the Company or any Subsidiary other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, members of the Board of Directors or stockholders of the Company or any Subsidiary, or any members of their immediate families, are indebted to the Company or any Subsidiary or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that officers, directors and/or stockholders of the Company and its Subsidiaries may own stock in publicly traded companies which may compete with the Company or any Subsidiary. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any Subsidiary (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Any employee plans set forth in the Schedule of Exceptions are in compliance in all material respects with all applicable laws.

2.18 Employee Relations. The Company believes that its relations with the key employees of the Company and its Subsidiaries are satisfactory, and that no employee has violated any term of any employment contract, patent disclosure agreement, or any other contract or agreement with the Company or any Subsidiary. The Company is not aware that any of the officers or key employees of the Company or its Subsidiaries, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The Company and each Subsidiary has complied in all material respects with all applicable state, federal and foreign equal employment opportunity laws and with other laws related to employment.

2.19 Environmental and Safety Laws. To the best of the Company’s knowledge, the Company and its Subsidiaries are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or shall be required in order to comply with any such existing statute, law or regulation.

9.

2.20 Private Placement. Based in part on representations of PPD, the offer, sale and issuance of the Securities as contemplated by this Agreement are, and will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws) and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.21 Taxes. All federal, state, local and foreign tax returns required to be filed by the Company and its Subsidiaries have been timely filed, or if not yet filed, extensions of the filing dates have been properly granted and have not expired. All taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of its respective properties, income or franchises, have been paid or adequate reserves therefor have been set up if any of such taxes are being contested in good faith. Neither the Company nor any Subsidiary has any pending or, to the knowledge of the Company, threatened tax audit.

2.22 No Defaults, Violations or Conflicts. Neither the Company nor any Subsidiary is in violation or default of any term or provision of its Charter, Bylaws, each as amended on and through the date of Closing, or of any instrument, judgment, order, writ, decree, license, permit or contract to which it is a party, by which it is bound or to which its property is subject, or of any provision of state, federal or foreign statute, rule or regulation applicable to the Company or the Subsidiaries, which violation or violations, either individually or in the aggregate, would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have avoided every condition, and has not performed any act, the occurrence of which would result in the loss by them of any right granted under any license, distribution or other agreement, which is necessary for the conduct of their businesses as now being conducted by them.

2.23 Insurance. The Company and its Subsidiaries have obtained insurance that is typical for companies similarly situated in similar businesses. The Company is not aware of any pending or threatened claims against the Company or any Subsidiary that could materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company or its Subsidiaries, taken as a whole.

2.24 Brokers and Finders. No agent, broker, investment banker or other firm or person acting on behalf or under the authority of the Company or any Subsidiary is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company or any Subsidiary in connection with any of the transactions contemplated by this Agreement.

2.25 Investment Company Act of 1940. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.26 Stockholder List and Agreements. Attached as Schedule 2.26 of the Schedule of Exceptions is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock, Preferred Stock or other securities of the Company held by

10.

each stockholder as of the date of this Agreement and the consideration paid to the Company, if any, for such shares. Except as contemplated by this Agreement, and as set forth in the Company’s Restated Charter or Schedule 2.26 of the Schedule of Exceptions, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition or voting of the capital stock of the Company.

2.27 Liabilities. Except as disclosed in Schedule 2.27 of the Schedule of Exceptions and the Financial Statements (as hereinafter defined), the Company does not have, as of the date of this Agreement, any liability of any type, whether absolute, accrued or contingent exceeding, individually, $100,000.

2.28 Financial Statements. The Company has furnished to PPD a complete and correct copy of the consolidated, compiled balance sheet of the Company and the Subsidiaries dated as of September 30, 2003 (the “Balance Sheet Date”) and the related statements of operations, stockholders’ equity and cash flows for the periods then ended (collectively, the “Financial Statements”). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company and its Subsidiaries, as at the dates and for the periods indicated, and have been prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”), except that the Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

2.29 Changes. Since the Balance Sheet Date, there has not been:

(a) any change (other than the sale of assets by Accent Rx to Chronimed Inc. and the purchase of IA) in the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

(c) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

11.

(e) any material change or amendment to a material contract or arrangement (other than the debt assumption contracts with McKesson Corporation, true and correct copies of which have been provided to PPD) by which the Company or any Subsidiary, or any of their assets or properties are bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, director or consultant;

(g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other Intellectual Property;

(h) any resignation or termination of employment of any key officer of the Company or any Subsidiary; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

(i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary;

(j) any Lien created by the Company or any Subsidiary, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

(k) any loans or guarantees made by the Company or any Subsidiary to or for the benefit of their employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of their businesses;

(l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(m) to the best of the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted); or

(n) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section 2.29.

2.30 Regulatory Authorities.

(a) To the best of the Company’s knowledge, the Company and its Subsidiaries have such Permits of governmental or regulatory authorities, including, without limitation, the Food and Drug Administration (the “FDA”) of the U.S. Department of Health and Human Services and/or any committee thereof, as are necessary to own, lease and operate their properties and to conduct their businesses as now conducted and as currently proposed to be conducted; the Company and its Subsidiaries have fulfilled and performed all their material obligations with respect to the Permits, and no event has occurred that allows, or after notice of lapse of time would allow, revocation or termination thereof or results in any other impairment

12.

of the rights of the holder of any Permit. None of the Permits contains any restriction that is materially burdensome to the Company or its Subsidiaries, taken as a whole.

(b) Except as provided on the Schedule of Exceptions, the feasibility, pre-clinical, clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and its Subsidiaries or in which the Company or its Subsidiaries or the Company’s or Subsidiary’s products under development have participated, if any, were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures. The Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results of the above-referenced tests. The Company and its Subsidiaries have operated and currently are in compliance in all material respects with all applicable FDA rules, regulations and policies, and the Company and its Subsidiaries have not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any of the above-referenced feasibility, pre-clinical or clinical studies or tests.

3. REPRESENTATIONS AND WARRANTIES OF PPD. PPD hereby represents and warrants to the Company that as of the date hereof and the Closing:

3.1 Authorization. When executed and delivered by PPD, and assuming execution and delivery by the Company, this Agreement constitutes valid and legally binding obligations of PPD, enforceable in accordance with its terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

3.2 Purchase Entirely for Own Account. This Agreement is made with PPD in reliance upon PPD’s representation to the Company, which by PPD’s execution of this Agreement it hereby confirms, that the Securities will be acquired for investment for PPD’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that PPD has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, PPD further represents that PPD does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. PPD represents that it has full power and authority to enter into this Agreement.

3.3 Investment Experience.

(a) PPD is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and

(b) PPD is an investor in securities of companies in the development stage and acknowledges that it is able to protect its interests and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.4 Restricted Securities. PPD understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and

13.

applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. PPD represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.5 No Public Market. PPD understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

3.6 Economic Risk. PPD understands that the Company has limited financial and operating history and that investment in the Company involves substantial risks. Subject to the truth and accuracy of the representations and warranties made by the Company set forth in this Agreement, PPD understands all of the risks related to the purchase of the Securities. PPD further understands that the purchase of the Securities will be a highly speculative investment. PPD is able, without impairing PPD’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of PPD’s investment.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, PPD further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) (i) PPD shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, PPD shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act, provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of such Act; or

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by PPD to any affiliate of PPD.

3.8 Legends. It is understood that the certificates evidencing the Securities may bear all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4. CONDITIONS OF PPD’S OBLIGATIONS AT THE CLOSING. The obligations of PPD under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of

14.

each of the following conditions, the waiver of which shall not be effective against PPD unless consented to in writing thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Satisfaction. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents relating to such transactions shall be satisfactory to PPD in the reasonable exercise of its judgment.

4.4 Compliance Certificate. The Chief Executive Office, President or a Vice President of the Company shall deliver to PPD a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

4.6 Restated Charter. All necessary corporate action shall have been taken for the Restated Charter, in the form attached hereto as Exhibit A, to be effective, including, without limitation, approval by the Board of Directors and stockholders of the Company and the filing of the Restated Charter with the Florida Department of State.

4.7 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

4.8 Opinion of Company’s Counsel. PPD shall have received from Samuel S. Duffey, Esq., counsel for the Company, an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E, except for changes that are acceptable to PPD.

4.9 Legal Investment. The sale and issuance of the Shares and the Warrants to PPD, and the proposed delivery of the Conversion Stock into which the Shares and Warrant Shares may convert, shall be legally permitted by all securities laws and regulations to which PPD and the Company are subject.

4.10 Investors’ Rights Agreement. The Company shall have executed and delivered the Investors’ Rights Agreement substantially in the form attached hereto as Exhibit F.

4.11 Secretary’s Certificate. There shall have been delivered to PPD a certificate, dated as of the date of Closing hereunder, signed by the Company’s Secretary or an Assistant

15.

Secretary and in form and substance reasonably satisfactory to PPD, that shall certify (i) the names of its officers authorized to sign this Agreement, the certificates for purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with true signatures of such officers; (ii) that the copy of the Restated Charter attached thereto is true, correct and complete; (iii) that the copy of the Bylaws attached thereto is true, correct and complete; and (iv) that the copies of the director and stockholder resolutions attached thereto evidencing the approval of this Agreement, the issuance of the purchased Shares and Warrants and the other matters contemplated hereby was duly adopted and is in full force and effect.

5. POST-CLOSING COVENANTS OF THE COMPANY.

5.1 Securities Laws Compliance. Within fifteen (15) days of the Closing, the Company will file a notice of the sale of the Shares to PPD pursuant to Form D under the Securities Act, and will make any other filings required by the securities, Blue Sky or other applicable laws of any applicable state or foreign jurisdiction.

5.2 Use of Proceeds. The Company will use the proceeds from the sale of the Shares hereunder, net of the legal and other expenses incurred by the Company in connection with this Agreement and the sale of the Shares hereunder and the other transactions contemplated hereby, for working capital or for such other uses as may be approved by the Company’s Board of Directors.

5.3 Investment Company. The Company agrees that it shall not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act. In the event that the Company breaches the obligation set forth in the preceding sentence, the Company shall immediately notify PPD and take such corrective action as may be necessary to remedy such breach.

5.4 Payment for Waivers. The Company will not, directly or indirectly, pay or cause to be paid any remuneration or compensation, whether by way of issuing supplemental or additional capital shares, cash payments or otherwise, to any investor or other stockholder in the Company for the purpose of inducing PPD or other stockholder to agree to waive any right arising under, or to amend any term or provision of, this Agreement or the Restated Charter, without offering to pay such remuneration or compensation to all investors or all other stockholders ratably based on the number of capital shares then held by PPD or other stockholders which are subject to or affected by such waiver or amendment.

6. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligations of the Company to PPD under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the Company:

6.1 Representations and Warranties. The representations and warranties of PPD contained in Section 3 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

16.

6.2 Payment of Purchase Price. PPD shall have delivered to the Company the aggregate Purchase Price for the Shares being purchased by PPD at the Closing.

6.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

7. MISCELLANEOUS.

7.1 Survival of Warranties. The warranties, representations and covenants of the Company and PPD contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of PPD or the Company.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida as applied to agreements among Florida residents entered into and to be performed entirely within Florida.

7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery or delivery by nationally recognized courier service to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (iii) five (5) days after having been deposited with the United States Post Office by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the address indicated for such party on the first page of this Agreement, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties; provided, however, that registered or certified mail shall not be used to effectuate delivery of any such notice under this Agreement if the party to be notified is located outside of the United States.

7.7 Finder’s Fee. Each party represents that it neither is, nor will be, obligated for any finders’ fee or commission in connection with this transaction. PPD agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which PPD or any of its officers, partners, employees, or representatives is

17.

responsible. The Company agrees to indemnify and hold harmless PPD from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8 Expenses. The Company and PPD shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement (including any exhibit or schedule hereto), each party shall bear its own attorney’s fees and related costs.

7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), prior to the Closing only with the written consent of the parties hereto and after the Closing, by the Company and holders of a majority of the Shares (on an as converted basis and including any Conversion Stock into which Shares have been converted that are still owned by PPD or their permitted transferees). Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon PPD and each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of such provision will not be affected or impaired thereby in any other jurisdiction; if such provision cannot be amended without altering materially the intention of the parties, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11 Aggregation of Stock. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.12 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

7.13 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

*

*

18.

IN WITNESS WHEREOF, the parties have executed this Series E Convertible Preferred Stock Purchase Agreement as of the day and year first set forth above.

ACCENTIA, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr. Chief Executive Officer

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:	/s/ Fred N. Eshelman
Fred N. Eshelman Chief Executive Officer

EXHIBITS

A	Amended and Restated Articles of Incorporation

B	Class A Warrant

C	Class B Warrant

D	Schedule of Exceptions

E	Form of Opinion of Counsel to the Company

F	Investors’ Rights Agreement

[SIGNATURE PAGE TO SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT]

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ACCENTIA, INC.

(AS AMENDED)

The undersigned, being the Chief Executive Officer of Accentia, Inc., a Florida profit corporation (the “Corporation”), hereby certifies that the following Amendment to the Amended and Restated Articles of Incorporation of the Corporation, as amended, was duly approved and adopted by the Directors and by the stockholders of the Corporation on January 9, 2004:

AMENDMENT

Article IV shall be deleted in its entirety and replaced with the following:

ARTICLE IV

AUTHORIZED STOCK

1. (a) Authorized Issuance. The Corporation shall be authorized to issue (i) Three Hundred Million (300,000,000) shares of common stock with One Tenth of One Cent ($0.001) par value (the “Common Stock”), (ii) Ten Million (10,000,000) shares of Series A convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series A Convertible Preferred Stock”), (iii) Thirty Million (30,000,000) shares of Series B convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series B Convertible Preferred Stock”), (iv) Ten Million (10,000,000) shares of Series C convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series C Convertible Preferred Stock”), (v) Fifteen Million (15,000,000) shares of Series D convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series D Convertible Preferred Stock”) and (vi) Thirty Million (30,000,000) shares of Series E convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series E Convertible Preferred Stock”). Except as otherwise expressly provided in these Articles or any amendment thereto, no holder of the Corporation’s stock shall have any preemptive right to acquire the Corporation’s securities.

(b) Parity. The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock are of the same class and shall be on parity with each other, except as provided elsewhere herein.

(c) Liquidation.

(i) Preference on Liquidation. The holders of outstanding shares of Series E Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series B Convertible Preferred Stock, the holders of outstanding shares of Series C Convertible Preferred Stock, the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock; accordingly, holders of Series E Convertible Preferred Stock are entitled to receive, upon the occurrence of a Liquidating Event (as defined below) an amount equal to $1.00 per share of Series E Convertible Preferred Stock outstanding and thereafter to participate in any additional liquidating distributions, along side the holders of outstanding shares of Common Stock immediately prior to the Liquidating Event, once required liquidating distributions to outstanding preferred stock have been satisfied. If, upon the occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series E Convertible Preferred Stock the full amount to which they shall be entitled, then the entire assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of Series E Convertible Preferred Stock in proportion to the liquidation amount each such holder is otherwise entitled to receive pursuant to this Section 1.(c). The holders of outstanding shares of Series C Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series B Convertible Preferred Stock, the holders of outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock. The holders of outstanding shares of Series B Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock. The holders of outstanding shares of Series A Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock. The holders of outstanding shares of Series D Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Common Stock. Before any liquidating distribution shall be paid to holders of Series A Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock, all liquidating distributions remaining after payment of liquidating distributions to holders of Series C Convertible Preferred Stock shall be paid to holders of Series B Convertible Preferred Stock until the aggregate amount of liquidating distribution payments equals the face value (of $1.00 per share) of outstanding Series B Convertible Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations or the like) plus an amount equal to eight percent (8%) per annum from date of issuance of the Series B Convertible Preferred Stock. All shares of Series B Convertible Preferred Stock that are outstanding, regardless of date of issuance, shall participate proportionately in such liquidating distributions based on the face value of all outstanding shares of Series B Convertible Preferred Stock.

(ii) Definition of Liquidating Event. A “Liquidating Event” shall mean (i) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation to, or a merger or consolidation into, an entity that is not controlled, directly or indirectly, by the stockholders of the Corporation; for purposes of this definition, “control” shall mean ownership of more than 50% of the voting power of an entity. Upon the occurrence of any

2

Liquidating Event that would involve the distribution of assets other than cash with respect to the outstanding shares of Series E Convertible Preferred Stock, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution determined as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq National Market or SmallCap Market, the fair market value shall be the average closing price of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding the trading date ending three trading days prior to the closing;

(2) If actively traded over the counter, the fair market value shall be the average closing price of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding the trading date ending three trading days prior to the closing; and

(3) If there is no active public market, the fair market value shall be the fair market value thereof, as mutually determined by the Board of Directors of this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock. In the event that the Board of Directors and the holders of Series E Convertible Preferred Stock are unable to mutually determine the fair market value, an independent third party shall be mutually selected by the Board of Directors and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock, or, in the event that the Board of Directors and the holders of Series E Convertible Preferred Stock are unable to mutually determine the fair market value, by the independent third party designated by the Board of Directors of this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock.

(iii) Notice of Liquidating Event. The Corporation shall give each holder of record of Series E Convertible Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of final approval of such transaction. Subject to confidentiality limitations, the first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such

3

holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shorted upon the Corporation’s receipt of written consent of the holders of at least a majority of the then outstanding shares of Series E Convertible Preferred Stock entitled to such notice and rights.

(d) Conversion Rights.

(i) Voluntary and Automatic Conversion. Each holder of outstanding shares of Series E Convertible Preferred Stock shall have the right at any time to convert all of that holders (this conversion right requires the conversion of all shares of Series E Convertible Preferred Stock owned or controlled by the converting party) outstanding shares of Series E Convertible Preferred Stock into that number of shares of fully paid and non-assessable Common Stock such that each share of Series E Convertible Preferred Stock shall represent one millionth percent of the capital stock of the Corporation outstanding after the conversion on a fully diluted basis (i.e. giving full effect to the assumed conversion or exercise of all outstanding options, warrants, preferred stock and convertible rights of the Corporation as if converted or exercised immediately before conversion). For example, five million (5,000,000) shares of Series E Convertible Preferred Stock would be convertible into 5% of the fully diluted equity of the Corporation. Notwithstanding the foregoing, in the event that the aggregate value of the shares of Common Stock otherwise issuable upon a conversion determined in accordance with the preceding sentences is less than $1.00 for each share of Series E Convertible Preferred Stock being converted, then the number of shares of Common Stock issuable upon conversion will be automatically increased (but not decreased) by that number of shares of Common Stock necessary to cause the total shares of Common Stock to be issued at conversion to have a minimum value equal to $1.00 for each share of Series E Convertible Preferred Stock being converted. The value of the Common Stock, if automatic conversion is being effected pursuant to a Qualifying IPO (as defined below), shall be based on the IPO Offering Price or, if conversion is being effected other than as a result of a Qualifying IPO, then the value shall be based on appraisal value (as mutually agreed upon by the Board of Directors of the Corporation and at least two-thirds of the outstanding shares of Series E Convertible Preferred Stock). “IPO Offering Price” shall mean the initial public offering price per share for such stock in connection with a Qualifying IPO, as set forth in the final prospectus relating thereto. The holders of outstanding shares of Series D Convertible Preferred Stock shall have the right to convert outstanding shares of Series D Convertible Preferred Stock into that number of shares of fully paid and non-assessable Common Stock of the Corporation determined by dividing the aggregate face value of the Series D Convertible Preferred Stock being converted by the Per Share Value of the Common Stock of the Corporation, which Per Share Value shall be discounted by twenty percent (20%). The holders of outstanding shares of Series C Convertible Preferred Stock shall have the right to convert outstanding shares of Series C Convertible Preferred Stock into that number of shares of fully paid and non-assessable Common Stock of the Corporation determined by dividing the aggregate face value of the Series C Convertible Preferred Stock being converted by the Per Share Value of the Common Stock of the Corporation, which Per Share Value shall be discounted by twenty percent (20%). The holders of outstanding shares of Series B Convertible

4

Preferred Stock shall have the right to convert outstanding shares of Series B Convertible Preferred Stock into that number of shares of fully paid and non-assessable Common Stock of the Corporation determined by dividing the aggregate face value of the Series B Convertible Preferred Stock being converted by the Per Share Value of the Common Stock of the Corporation, which Per Share Value shall be discounted by twenty-five percent (25%). The holders of outstanding shares of Series A Convertible Preferred Stock shall have the right to convert each one (1) share of Series A Convertible Preferred Stock into one (1) share of fully paid and non-assessable Common Stock of the Corporation. Notice of conversion must be in writing and delivered to the principal office of the Corporation. Such notice of conversion, once issued by the holder, shall be irrevocable. Notice of conversion may be issued by the holders of shares of Series D Convertible Preferred Stock commencing thirty-six (36) months following the effective time of the merger of TEAMM Pharmaceuticals, Inc., a Delaware corporation, into TEAMM Pharmaceuticals, Inc., a Florida corporation and a wholly owned subsidiary of the Corporation; provided, however, that all outstanding shares of Series D Convertible Preferred Stock shall automatically convert to Common Stock upon a firm commitment underwritten initial public offering of the Common Stock of the Corporation resulting in aggregate gross proceeds to the Corporation (after all underwriting discounts) of at least $30,000,000. Notice of conversion may be issued by the holders of shares of Series B Convertible Preferred Stock commencing twenty-four (24) months following the effective time of the merger of The Analytica Group, Ltd., a New Jersey corporation, into The Analytica Group, Inc., a Florida corporation and a wholly owned subsidiary of the Corporation (the “Analytica Effective Time”). On the last day of the 60th month following the Analytica Effective Time, all outstanding shares of Series B Convertible Preferred Stock shall automatically convert to Common Stock as provided above. In the event of the sale to, or the merger of the Corporation with, a non-affiliated entity, the outstanding shares of Series B Convertible Preferred Stock shall automatically convert into that number of fully paid and no assessable shares of Common Stock determined by dividing the aggregate face value of the Series B Convertible Preferred Stock by the amount equal to the aggregate value assigned to the Corporation or its assets in the sale or merger agreement divided by the total number of shares of the Corporation’s capital stock determined on a “fully diluted” basis immediately prior to the sale or merger (giving full effect to the shares of Common Stock to be issued upon conversion) which shall be discounted by twenty-five percent (25%) (the “Sale/Merger Per Share Value”). A sale or merger shall not be deemed to be to or with a non-affiliated entity unless, following such sale or merger, the holders of the voting securities of the Corporation immediately prior to such sale or merger shall own less than fifty percent (50%) of the voting securities of the entity surviving such sale or merger.

(ii) Determination of Per Share Value. Except with respect to conversion in the event of the sale to, or the merger of the Corporation with, a non-affiliated entity as discussed in clause (i) of this Section 1(d) (in which case Per Share Value shall be the Sale/Merger Per Share Value as defined in clause (i) of this Section 1(d)), Per Share Value shall be determined as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq National Market, the Per Share Value shall be the average closing price (i.e.- average of bid and ask price) of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding (a) notice of conversion or (b) the date of conversion in the case of an automatic conversion;

5

(2) If actively traded over the counter, the Per Share Value shall be the average closing price of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding (a) notice of conversion or (b) the date of conversion in the case of an automatic conversion; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class. In the event that the Board of Directors and the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class, are unable to mutually determine the fair market value, an independent third party shall be mutually selected by the Board of Directors and the holders of at least two-thirds of the number of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class, to determine the fair market value thereof.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class, or, in the event that the Board of Directors and the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class, are unable to mutually determine the fair market value, by the independent third party designated by the Board of Directors of this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting as a single class.

(iii) Mandatory Conversion of Preferred Stock upon Qualifying IPO. All outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred

6

Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall automatically convert into Common Stock, based on the then applicable conversion price and terms set forth herein for each such class of Preferred Stock, immediately upon the closing of a firm commitment underwritten initial public offering of the Common Stock of the Corporation, pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Corporation, in which the public offering price per share exceeds a price per share (appropriately adjusted for stock splits, stock dividends and similar events) that implies an aggregate enterprise value of the Corporation of not less than $200,000,000 based on a fully diluted share basis and resulting in aggregate gross proceeds to the Corporation (after all underwriting discounts) of at least $30,000,000 (a “Qualifying IPO”).

(iv) Adjustment of Series E Conversion Price upon Dilutive Issuances. Upon the issuance or sale by the Corporation of:

(A) Common Stock for a consideration per share less than the conversion price applicable to the Series E Convertible Preferred Stock (which initially is $1.00 per share)(the “Series E Conversion Price”) in effect immediately prior to the time of such issue or sale; or

(B) any Stock Purchase Rights where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Series E Conversion Price in effect immediately prior to, or at any time subsequent to, the time of the issue or sale of such Stock Purchase Rights; or

(C) any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than any Conversion Price in effect immediately prior to, or at any time subsequent to, the time of the issue or sale of such Convertible Securities;

other than an issuance of Common Stock pursuant to Subsections 1(e) and 1(d)(v)(F) of this Article IV (any such issuance shall be referred to hereinafter as a “Dilutive Issuance”), then forthwith upon such issue or sale (or at any such time thereafter, as the case may be, that the consideration per share in the Dilutive Issuance is, or becomes, less than the Series E Conversion Price), the Series E Conversion Price shall be reduced to (x) the lowest price per share in the Dilutive Issuance (calculated to the nearest cent), or (y) such other amount as each such holder of Series E Convertible Preferred Stock shall determine, provided that such amount shall not be less than the amount in (x) above.

Notwithstanding the foregoing, the Series E Conversion Price shall not at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent

7

reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

(v) For purposes of Section 1(d)(iv), the following provisions will be applicable:

(A) “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

(B) “Stock Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

(C) Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

(D) Determination of Consideration. The “consideration actually received” by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(1) Cash Payment. In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

(2) Noncash Payment. In the case of consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends; and

(3) Stock Purchase Rights and Convertible Securities. The total consideration, if any, received by the Corporation as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

(E) Exclusions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series E Conversion Price in the case of (i) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements, whether “qualified” for tax purposes or not, pursuant to plans or arrangements approved by the Board of Directors, (ii) the issuance of Common Stock upon conversion of the Series A Preferred Stock, the Series B

8

Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock (iii) the issuance of Common Stock pursuant to warrants outstanding as of the date of filing this Amendment. The issuances or sales described in the preceding clauses (i), (ii) and (iii) shall be ignored for purposes of calculating any adjustment to the Series E Conversion Price.

Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to the foregoing subsections, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Series E Convertible Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written notice at any time of any holder of Series E Convertible Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the applicable Series E Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s shares.

(e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other entities, evidences of indebtedness issued by this Corporation or other entities, assets (excluding cash dividends) or options or rights not covered by Section 1(d) above, then, in each such case for the purpose of this Section 1(e), the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article IV), provision shall be made so that the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred, Stock Series D Convertible Preferred Stock and Series E Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1(f) with respect to the rights of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 1(f) including adjustment

9

of the conversion rate then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock Series D Convertible Preferred Stock and Series E Convertible Preferred Stock applicable after that event shall be as nearly equivalent as may be practicable so that the reclassification has no accretive or dilutive effect on the conversion rights.

(g) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

(h) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation, as amended.

(j) Notices. Any notice required by the provisions of this Article IV to be given to the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and

10

Series E Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

(k) Voting Rights.

(i) The holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock are entitled to vote on all matters voted on by the stockholders on the basis of one vote per share and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and there shall be no cumulative voting. The holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock shall have the right to receive notice of and attend all meetings of the shareholders of the Corporation.

(ii) Each holder of a minimum of five million (5,000,000) shares of the Series E Convertible Preferred Stock shall be entitled to elect one (1) Director of the Corporation, regardless of whether or not there are any holders of outstanding shares of the Series E Convertible Preferred Stock at any annual meeting of the stockholders. If, at any annual meeting of the stockholders, there are no holders of outstanding shares of the Series D Convertible Preferred Stock, then the holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are entitled to vote as a single class to elect six (6) of the seven (7) Directors of the Corporation. If, at any annual meeting of the stockholders, there is at least one holder of outstanding shares of the Series D Convertible Preferred Stock, then the holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are entitled to vote as a single class to elect five (5) of the seven (7) Directors of the Corporation, and the holders of outstanding shares of the Series D Convertible Preferred Stock are entitled to vote as a single class to elect one (1) of the seven (7) Directors of the Corporation. For so long as there is at least one holder of outstanding shares of the Series D Convertible Preferred Stock, the director elected by the holder or holders of Series D Convertible Preferred Stock may not be removed or replaced except by the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series D Convertible Preferred Stock. For so long as there is at least one holder of outstanding shares of the Series E Convertible Preferred Stock, the director elected by the holder or holders of Series E Convertible Preferred Stock may not be removed or replaced except by the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series E Convertible Preferred Stock. Notwithstanding the forgoing, the number of directors which the Holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are entitled to elect as a single class, shall be reduced by the number of directors entitled to be elected by the Holders of

11

Series E Convertible Preferred Stock as herein above provided. The Corporation shall not amend or repeal this provision, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Convertible Preferred Stock as it pertains to the holders of the Series D Convertible Preferred Stock and/or the holders of at least a majority of the then outstanding shares of Series E Convertible Preferred Stock as it pertains to the holders of the Series E Convertible Preferred Stock.

(l) Redemption. The Series B Convertible Preferred Stock shall not be redeemable.

(m) Series B Protective Provisions. So long as not less than one million (1,000,000) shares in the aggregate of the Series B Convertible Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series B Convertible Preferred Stock (voting as a separate class) take any action that:

(i) Amends or repeals any provision of this Corporation’s Articles of Incorporation, as amended (including any amendment or repeal effected by way of a merger involving the Corporation), to alter or change the terms, rights and/or preferences of the Series B Convertible Preferred Stock other than through the creation or amendment of another class, type or series of stock; or

(ii) increases the authorized number of shares of the Series B Convertible Preferred Stock.

(n) Series D Protective Provisions. So long as not less than one million (1,000,000) shares in the aggregate of the Series D Convertible Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of either: (i) the holders of at least two-thirds of the then outstanding shares of Series D Convertible Preferred Stock (voting as a separate class) or (ii) a majority of the Board of Directors, including the director, if any, elected by the holders of Series D Convertible Preferred Stock, take any action that:

(i) Amends or repeals any provision of this Corporation’s Articles of Incorporation, as amended (including any amendment or repeal effected by way of a merger involving the Corporation), to alter or change the terms, rights and/or preferences of the Series D Convertible Preferred Stock other than through the creation or amendment of another class, type or series of stock; or

(ii) Increases the authorized number of shares of the Series D Convertible Preferred Stock.

12

(o) Series E Right Protective Provisions.

(i) The holders of outstanding shares of Series E Convertible Preferred Stock shall have the right of first refusal to purchase their proportionate part (pro rata on a Common Stock equivalent basis), or any smaller part thereof, of any offer of equity and/or debt securities by the Corporation under the same price and terms as such offer is made by the Corporation to third parties. The first right of refusal will terminate (with respect to a specific offering) if not exercised in writing within thirty days following written notice of such debt or equity offering. The first right of refusal shall terminate at, and not include, a Qualifying IPO.

(ii) So long as any shares of the Series E Convertible Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series E Convertible Preferred Stock (voting as a separate class) take any action that:

(A) Amends or repeals any provision of this Corporation’s Articles of Incorporation, as amended (including any amendment or repeal effected by way of a merger involving the Corporation), to alter or change the terms, rights and/or preferences of the Series E Convertible Preferred Stock other than through the creation or amendment of another class, type or series of stock that is junior to the Series E Convertible Preferred Stock;

(B) Increases or decreases the authorized number of shares of the Series E Convertible Preferred Stock;

(C) Authorizes or issues, or obligate itself to authorize or issue, any equity or debt security on a parity with or having preference or priority over the Series E Convertible Preferred Stock as to liquidation preference, redemption rights, dividend rights, registration rights or otherwise;

(D) Pays or declares any dividend or distribution on any shares of its capital stock (other than the Series E Convertible Preferred Stock) or applies any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except for repurchases of shares from former employees, officers, directors, advisors or service providers upon termination of employment for a price not greater than the cash price paid by such former employees, officers, directors, advisors or service providers, pursuant to the terms of stock purchase agreements with such persons providing for such repurchases at the original issuance prices for such shares; provided, that the aggregate amount paid in connection with such repurchased shares within any twelve (12) month period shall not exceed $100,000; or

(E) Voluntarily or involuntarily liquidates, dissolves or winds up the Corporation or its business.

13

(p) Series E Preferred Dividend. The holders of outstanding shares of Series E Convertible Preferred Stock as a class shall have the right to a cumulative quarterly dividend (the “Series E Preferred Dividend”) from the Corporation prior to and in preference to any dividend or distribution paid with respect to the Common Stock or any class or series of Preferred Stock. The aggregate Series E Preferred Dividend to be paid to all holders of the Series E Preferred Stock shall be an amount equal to the greater of: (i) 5% of all Net Revenue (as defined below) resulting from all current or future products owned, controlled or in which any commercialization rights are held, by TEAMM Pharmaceuticals, Inc. (“TEAMM”) (or any entity, owned or controlled, directly or indirectly, by the Corporation), excluding only Histex PD, Histex CT, Histex SR, Histex Liquid and Histex HC (collectively, the “TEAMM Products”), or (ii) 5% of all Net Revenue from the sale in the US market of all current and future products owned, controlled or in which any commercialization rights are held, by BioVest International, Inc. (“BioVest”) (or any entity, owned or controlled, directly or indirectly, by the Corporation) (collectively, the “BioVest Products”). The TEAMM Products include, without limitation, Respi-TANN, Histex I/E, Histex PD12, MD Turbo, 10/300 ANDA, 10/200 ANDA and SRL Technology. For the purposes of this Section 1(p), “Net Revenue” shall mean the aggregate gross quarterly revenue from the sale of the applicable TEAMM Products or BioVest Products to customers or end-users (e.g., hospitals, HMOs, nonprofit organizations, distributors, resellers, wholesalers, retailers, etc.), whether such revenue is received by TEAMM, BioVest, the Corporation or any other party less any adjustments for discounts, refunds, returns, chargebacks and rebates actually paid by TEAMM, BioVest or the Corporation or deducted by the customer or invoiced by a governmental agency.

The Series E Preferred Dividend shall accrue quarterly and be paid to the holders of Series E Convertible Preferred Stock in cash on a quarterly basis within sixty (60) days following the end of each of the Corporation’s fiscal quarters. In the event that any shares of Series E Convertible Preferred Stock are repurchased or converted, whether voluntarily, by merger or otherwise, prior to the end of a fiscal quarter, the Corporation shall remain obligated to pay a pro rata Series E Preferred Dividend based on the aggregate Net Revenue for the stub period ending simultaneously with and including the date of the repurchase or conversion. The pro rata dividend shall be paid upon any redemption, conversion or the closing of any merger or other transaction resulting in the sale or conversion of the shares of Series E Convertible Preferred Stock.

Other than a sale of a TEAMM Product or a BioVest Product as inventory in the ordinary course of business (the proceeds of which are already included in the Net Revenue calculation pursuant to the foregoing provisions), if any of the TEAMM Products or the BioVest Products (or any of the rights relating thereto) are sold, assigned, licensed or transferred in any way, in whole or part, by sale, license merger or otherwise (a “Transfer”), the resulting gross proceeds from such Transfer received (including the fair market value of any non-cash consideration received or to be received) by the Corporation, TEAMM or BioVest shall be included in the calculation of Net Revenue.

The Corporation shall not take any action to circumvent the purposes of this Section 1(p) and shall at all times take all actions to ensure that the Series E Preferred Dividend is accurately

14

reported and paid according to the intent and purposes of this section. The Corporation shall maintain records sufficient to demonstrate its compliance with the dividend reporting and payment obligations set forth in this Section 1(p). The Corporation shall make such records available for inspection and copying by any holder of Series E Preferred Stock or such holder’s representatives during normal business hours upon reasonable advance notice, solely for the purpose of confirming the Corporation’s compliance with its obligations with respect to the reporting and payment of the Series E Preferred Dividend.

The Corporation shall not permit its ownership interest in, or its voting control of, either TEAMM or BioVest to be reduced below 51% without the prior written consent of two thirds of the outstanding Series E Convertible Preferred stock.

2. The whole or any part of the capital stock of the Corporation shall be payable in lawful money of the United States of America, or property, labor or services at a just valuation fixed by the Board of Directors.

3. Property, labor or services may also be purchased with the capital stock of the Corporation at such valuation as may be fixed by the Board of Directors.

In all other respects, the Amended and Restated Articles of Incorporation of the Corporation, as amended, shall remain as they were prior to this Amendment being adopted.

IN WITNESS WHEREOF, I hereby set my hand and seal this 9th day of January 2004.

Francis E. O’Donnell, Jr. Chief Executive Officer

(CORPORATE SEAL)

15

EXHIBIT B

CLASS A WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT AND SUCH SECURITIES UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

ACCENTIA, INC.

CLASS A WARRANT

This Class A Warrant (“Warrant”) is issued as of January 9, 2004, by Accentia, Inc., a Florida corporation (the “Company”), to Pharmaceutical Product Development, Inc., a North Carolina corporation or its permitted assigns (the “Holder”).

1. Issuance of Warrant; Term.

1.1 Issuance. The Company hereby grants to the Holder the right to purchase up to five million (5,000,000) shares of the Company’s Series E Convertible Preferred Stock, $1.00 par value per share (the “Warrant Stock”).

1.2 Vesting and Term. This Warrant shall be exercisable to purchase the Warrant Stock at any time and from time to time from the date hereof until January 9, 2005 (the “Expiration Date”). The Company shall give written notice to the Holder of a Qualifying IPO (as defined in the Company’s Amended and Restated Certificate of Incorporation) at least thirty (30) days prior thereto. In the event of a Qualifying IPO, the Expiration Date of this Warrant shall accelerate and this Warrant, to the extent not then exercised, shall expire on the Qualifying IPO Date. The Qualifying IPO Date shall mean the effective date of the Company’s registration statement for the public sale of its Common Stock in a Qualifying IPO.

1.3. Exercise Price. The exercise price (the “Warrant Price”) per share for which all or any of the shares of Warrant Stock may be purchased pursuant to the terms of this Warrant shall be $1.00.

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

2.1 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the Holders of Series E Convertible Preferred Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities of the Company which such holder would hold on the date of such exercise had it been the holder of record of such shares of Warrant Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this subsection 2.1 and subsections 2.2 and 2.3 of this Section 2.

2.2 Reclassification or Reorganization Adjustment. In case of any reclassification, reorganization of the Company on or after the date hereof, then and in each such case the Company shall give the holder of this Warrant at least thirty (30) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subsections 2.1 and 2.3 of this Section 2.

2.3 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its issued and outstanding shares of Series E Convertible Preferred Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Series E Convertible Preferred Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

3. No Fractional Shares. No fractional shares of Warrant Stock shall be issued in connection with any exercise hereof. In lieu of any fractional shares that would otherwise be issuable, the Company, as determined by the Board of Directors within its sole discretion, shall: (a) pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors or (b) round up the number of shares of Warrant Stock to the next whole share.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant.

5. Reservation of Stock. The Company covenants that during the period that this Warrant is exercisable, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares of Series E Convertible Preferred Stock to provide for the issuance of the Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing

2

stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company accompanied by payment in full of the Warrant Price of the shares of Warrant Stock purchased thereby and the completed subscription form attached hereto. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date; provided, however, that in connection with an acceleration of the Expiration Date of this Warrant in connection with a Qualifying IPO, the Holder shall be entitled to submit this Warrant for exercise prior to the Expiration Date and condition the exercise thereof upon the simultaneous effectiveness of the Qualifying IPO. As promptly as practicable, but in any event within five (5) business days, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates, without charge for any stamp or similar tax with respect to such issuance, for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

8. Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended and applicable state securities laws (collectively, the “Securities Laws”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so reasonably requests, be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Laws, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Laws.

9. Replacement of Warrants. Upon the receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction of the Warrant indemnification or bond where reasonably

3

required or upon surrender and cancellation of this Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Miscellaneous. This Warrant shall be enforced, governed and construed in all respects in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws in a manner that would cause Florida law not to be applied to the substance of any controversy. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

11. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Warrant Stock or any portion thereof.

12. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder of this Warrant. Any amendment effected in accordance with this Section 12 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

ACCENTIA, INC

By:	Its:

4

Subscription

To:	Date:

The undersigned hereby exercises this Class A Warrant and subscribes for              shares of Warrant Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

EXHIBIT C

CLASS B WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT AND SUCH SECURITIES UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

ACCENTIA, INC.

CLASS B WARRANT

This Class B Warrant (“Warrant”) is issued as of January 9, 2004, by Accentia, Inc., a Florida corporation (the “Company”), to Pharmaceutical Product Development, Inc., a North Carolina corporation or its permitted assigns (the “Holder”).

1. Issuance of Warrant; Term.

1.1 Issuance. The Company hereby grants to the Holder the right to purchase up to five million (5,000,000) shares of the Company’s Series E Convertible Preferred Stock, $1.00 par value per share (the “Warrant Stock”).

1.2 Vesting and Term. This Warrant shall be exercisable to purchase the Warrant Stock at any time and from time to time from the date hereof until January 9, 2006 (the “Expiration Date”). Before the exercise of this Class B Warrant and as a condition to the exercise of this Class B Warrant, the Class A Warrant issued on even date herewith must have been exercised in full. The Company shall give notice to the Holder of a Qualifying IPO (as defined in the Company’s Amended and Restated Certificate of Incorporation) at least thirty (30) days prior thereto. In the event of a Qualifying IPO, the Expiration Date of this Warrant shall accelerate and this Warrant, to the extent not then exercised, shall expire on the Qualifying IPO Date. The Qualifying IPO Date shall mean the effective date of the Company’s registration statement for the public sale of its Common Stock in a Qualifying IPO.

1.3. Exercise Price. The exercise price (the “Warrant Price”) per share for which all or any of the shares of Warrant Stock may be purchased pursuant to the terms of this Warrant shall be $1.00.

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

2.1 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the Holders of Series E Convertible Preferred Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities of the Company which such holder would hold on the date of such exercise had it been the holder of record of such shares of Warrant Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this subsection 2.1 and subsections 2.2 and 2.3 of this Section 2.

2.2 Reclassification or Reorganization Adjustment. In case of any reclassification, reorganization of the Company on or after the date hereof, then and in each such case the Company shall give the holder of this Warrant at least thirty (30) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subsections 2.1 and 2.3 of this Section 2.

2.3 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its issued and outstanding shares of Series E Convertible Preferred Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Series E Convertible Preferred Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

3. No Fractional Shares. No fractional shares of Warrant Stock shall be issued in connection with any exercise hereof. In lieu of any fractional shares that would otherwise be issuable, the Company, as determined by the Board of Directors within its sole discretion, shall: (a) pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors or (b) round up the number of shares of Warrant Stock to the next whole share.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant.

5. Reservation of Stock. The Company covenants that during the period that this Warrant is exercisable, the Company will reserve from its authorized and unissued capital stock a

2

sufficient number of shares of Series E Convertible Preferred Stock to provide for the issuance of the Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company accompanied by payment in full of the Warrant Price of the shares of Warrant Stock purchased thereby and the completed subscription form attached hereto. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date; provided, however, that in connection with an acceleration of the Expiration Date of this Warrant in connection with a Qualifying IPO, the Holder shall be entitled to submit this Warrant for exercise prior to the Expiration Date and condition the exercise thereof upon the simultaneous effectiveness of the Qualifying IPO. As promptly as practicable, but in any event within five (5) business days, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates, without charge for any stamp or similar tax with respect to such issuance, for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

8. Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended and applicable state securities laws (collectively, the “Securities Laws”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so reasonably requests, be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Laws, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Laws.

3

9. Replacement of Warrants. Upon the receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction of the Warrant indemnification or bond where reasonably required or upon surrender and cancellation of this Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Miscellaneous. This Warrant shall be enforced, governed and construed in all respects in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws in a manner that would cause Florida law not to be applied to the substance of any controversy. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

11. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Warrant Stock or any portion thereof.

12. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder of this Warrant. Any amendment effected in accordance with this Section 12 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

ACCENTIA, INC

By:	Its:

4

Subscription

To:	Date:

The undersigned hereby exercises this Class B Warrant and subscribes for              shares of Warrant Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

EXHIBIT D

SCHEDULE OF EXCEPTIONS

EXHIBIT D

SCHEDULE OF EXCEPTIONS

1. Section 2.10, Section 2.12 and Section 2.15. Other than security agreements, and rights and interests there under, granted to Harbinger Mezzanine Partners, L.P. by Teamm Pharmaceuticals, Inc. and by Accent Rx, Inc. and Accentia, Inc. to McKesson Corporation.

2. Section 2.26. Schedule 2.26—“List of Shareholders” is attached.

3. Section 2.27. Schedule 2.27. Accounts payable and contractual obligations which arose in the ordinary course of business since September 30,2003; unperformed obligations under contracts and commitments; $75,000 payable in 2004 and $75,000 payable in 2005 arising our of the asset purchase in the IMOR-Analytica GmbH transaction; and unasserted contingent obligations and liabilities from the conduct of our business or outstanding contracts.

EXHIBIT E

FORM OF OPINION OF COUNSEL TO THE COMPANY

ACCENTIA, INC.

5319 Cypress Court Drive

Suite 101

Tampa, Forida, 33609

Pharmaceutical Product Development, Inc.

3151 South 17th Street

Wilmington, NC 28412

Ladies and Gentlemen:

This correspondence is delivered to you in connection with my position of in-house legal counsel to Accentia, Inc. (the “Company”). It is noted that I am a member of the Board of Directors of the Company. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Series E Convertible Preferred Stock Purchase Agreement dated as of January 9, 2004 between the Company and you (the “Agreement”).

In connection with rendering this opinion, I have examined the Agreement, the Series E Convertible Preferred Stock Certificate, the Class A Warrant, the Class B Warrant and the Investors’ Rights Agreement (herein collectively referred to as the “Transaction Documents”). Additionally, I have reviewed the Amended and Restated Articles of Incorporation and Bylaws of the Company and such other documents, agreements and records as I deemed necessary.

In connection herewith I have assumed that: (i) each of the Transaction Documents have been duly executed and delivered by you, (ii) the genuineness of all signatures, (iii) the legal capacity of natural persons, (iv) the authenticity of all documents including those submitted as fax or email copies, and (iv) that all Transaction Documents are valid and binding obligations of all of the parties thereto other than the Company.

Based upon and subject to the forgoing, I am of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing in the State of Florida. The Amended and Restated Articles of Incorporation which authorize the Series E Convertible Preferred stock have been duly approved by the Company’s directors and shareholders.

2. The Company’s authorized capital stock consists of (a) 300,000,000 shares of Common Stock, par value $0.0001 per share, of which, as of the date hereof, 10,264,200 shares are issued and outstanding, and (b) 95,000,000 shares of Preferred Stock, $1.00 par value per share, of which (i) 10,000,000 shares have been designated Series A Convertible Preferred Stock, $0.0001 par value per share, of which, as of the date hereof,

3,233,000 shares are issued and outstanding, (ii) 30,000,000 shares have been designated Series B Convertible Preferred Stock, $0.0001 par value per share, of which, as of the date hereof, 8,074,263 shares are issued and outstanding, (iii) 10,000,000 shares have been designated Series C Convertible Preferred Stock, $0.0001 par value per share, of which, as of the date hereof, 7,500,000 shares are issued and outstanding, (iv) 15,000,000 shares have been designated Series D Convertible Preferred Stock, $0.0001 par value per share, of which, as of the date hereof, 11,790,486 shares are issued and outstanding, and (v) 30,000,000 shares have been designated Series E Convertible Preferred Stock, $0.0001 par value per share, of which, as of the date hereof (excluding the shares to be issued at the Closing), no shares are issued and outstanding. The outstanding of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are as stated in the Amended and Restated Articles of Incorporation of the Company. The Shares have been duly authorized, and upon issuance and delivery against payment therefore in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Series E Convertible Preferred Stock issuable upon the exercise of the Warrants have been duly authorized and reserved, and upon the issuance and delivery against payment therefore in accordance with the terms of the Warrants, will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon the conversion of the Shares and the Warrant Shares have been duly authorized, and upon issuance and delivery against payment therefore in accordance with the terms of the Shares and Warrant Shares, will be validly issued, outstanding, fully paid and nonassessable. Except for the conversion privileges of the Preferred Stock and except as disclosed in the Agreement, there are no other outstanding options, warrants, rights (including conversion rights, preemptive rights, co-sale rights, rights of first refusal or other similar rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

3. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform its obligations under the Transaction Documents and each of the Transaction Documents is duly authorized by all necessary corporate action by the Company. Upon delivery the Transaction Documents will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principals, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting such rights.

4. The execution, delivery, and performance of the Transaction Documents and the issuance of the Shares and Warrants pursuant thereto do not violate any of the terms or provisions of the Company’s Amended and Restated Articles of Incorporation or Bylaws, do not constitute a default under the provisions of any material agreement of the Company or any Subsidiary, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or the Transaction Documents or (b)

any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the company, its assets, financial condition or operations.

5. To the best of my knowledge and except as disclosed in the Schedule of Exceptions, there is no action, proceeding or investigation pending or threatened against the Company or any Subsidiary before any court or administrative agency that questions the validity of the Transaction Documents or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company or its Subsidiaries.

6. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the execution and delivery of the Transaction Documents by the Company and the issuance of the Shares and the Warrants have been made or obtained, except (i) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (ii) as may be required under any applicable state securities or “blue sky” laws subsequent to the issuance and sale of the Shares and the Warrants.

7. Provided that the representations made by you in the Agreement are accurate, the offer and sale of the Shares and the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended, and the issuance of Common Stock to you upon conversion of the Shares, the issuance of shares of Series E Convertible Preferred Stock to you upon exercise of the Warrants, and the issuance of Common Stock to you upon conversion of the Warrant Shares would also be exempt from such registration requirements, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

This opinion is rendered only with regard to the matters set out in paragraphs 1, 2, 3, 4, 5, 6 and 7 hereof and no further or additional opinion should be inferred. This opinion is based on the federal laws of the United States of America and the laws of the State of Florida and does not include an interpretation of the laws of North Carolina or any other jurisdiction. In so far as the Transaction Documents are governed by the laws of jurisdictions other than Florida, we have assumed that such laws are identical in all respects with the laws of Florida.

The letter is issued to you solely for your use in connection with the Transaction Documents and may not be relied upon by any other person or entity or for any other purpose without my express permission.

Very truly yours,

Samuel S. Duffey, Esq.
Legal Counsel
Accentia, Inc.

EXHIBIT F

INVESTORS’ RIGHTS AGREEMENT

ACCENTIA, INC.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of January     , 2004 by and among ACCENTIA, INC., a Florida corporation, having its principal place of business located at 5310 Cypress Center Drive, Suite 101, Tampa, FL 33609 (the “Company”), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation, having its principal place of business located at 3151 South 17th Street, Wilmington, NC 28412 (“PPD”).

RECITALS

WHEREAS, PPD is a party to the Series E Convertible Preferred Stock Purchase Agreement of even date herewith by and among the Company and PPD (the “Series E Stock Purchase Agreement”), which provides that as a condition to the closing of the sale of up to 5,000,000 shares of the Company’s Series E Convertible Preferred Stock (the “Series E Stock”), this Agreement must be executed and delivered by the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

AGREEMENT

1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(b) The term “Registrable Securities” means the (i) Common Stock issuable or issued upon conversion of the Series E Stock issued or issuable in connection with the Series E Stock Purchase Agreement, whether such Series E Stock is issued at the Closing or subsequent thereto upon the exercise of any warrants issued to PPD pursuant to the Series E Stock Purchase Agreement ; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series E Stock;

(c) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

1.

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof, including PPD; and

(e) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the “SEC”) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) The term “Qualifying IPO” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act, as amended, covering the offer and sale of Common Stock for the account of the Company to the public (an “Initial Public Offering”) in which the public offering price exceeds (prior to underwriter’s discounts or commissions and offering expenses) a price per share (adjusted for any subsequent stock splits, stock dividends, reclassifications or recapitalizations) that implies a minimum aggregate enterprise value for the Company, on a fully diluted share basis, of not less than $200,000,000 and the aggregate gross proceeds raised by the Company (after all underwriting discounts) shall equal or exceed $30,000,000.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) eighteen (18) months after the date hereof or (ii) six (6) months following the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the “Initial Registration”), a written request from the Holders of at least twenty percent (20%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of such Holders’ Registrable Securities with an aggregate offering price expected to exceed $2,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), use its best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

(i) During the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii) After the Company has effected two (2) such registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective;

2.

(iii) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed 60 days (which may be extended by the Company for an additional 60 days if in the good faith judgment of the Board of Directors the serious detriment was continuing) from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder participating in such underwriting.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

3.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for the earlier of ninety (90) days from the effective date of the Registration Statement or until the distribution described in the Registration Statement has been completed.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

4.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company, promptly upon request, such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Registrations. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 1.2, 1.3 and 1.11 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto,    , but excluding stock transfer taxes, and any underwriting discounts and commissions and any legal fees incurred by Holder relating to Registrable Securities.

1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company, but in no event will the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the selling stockholders may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included. If the underwriter determines in good faith that marketing factors require a limitation in the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated (i) first, to the Company; (ii) second to the Holders on a pro rata basis based on the number of Registrable Securities held by the Holders; and (iii) third to any other stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that in no event shall any Holder be restricted from including such Holder’s Registrable Securities in an offering pursuant to this Section 1.7 unless and until all other holders of securities of the Company have been entirely restricted. For purposes of apportionment, any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

5.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which such Holder, underwriter or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the Company (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of the Company of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission by the Company to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will severally, not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this

6.

Section 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any indemnity under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

7.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11 Form S-3 Registration. In case the Company shall receive from any Holder or Holders who hold in excess of thirty percent (30%) of the Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (i) if Form S-3 is not available for such offering by the Holders; (ii)

8.

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days (which may be extended by the Company for an additional 60 days if in the good faith judgment of the Board of Directors the serious detriment was continuing) after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Holders initiating the registration request hereunder (the “Participating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.11 and the Company shall include such information in the written notice referred to in Section 1.11(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Participating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Participating Holders. Notwithstanding any other provision of this Section 1.11, if the underwriter advises the Participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Participating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Participating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.11 shall not be counted as the demand for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to any of the following transferees or assignees of Registrable Securities: (i) any such transferee or assignee who holds, subsequent to such transfer, five percent (5%) of the total number of shares of Registrable Securities (as adjusted for stock splits, bonuses, combinations, and the

9.

like); or (ii) a subsidiary, wholly-owned entity, parent, affiliate, member, stockholder, officer, general partner, limited partner or former or retired partner or member of a Holder; or (iii) a Holder’s family member or trust for the benefit of an individual Holder or any family member; provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (b) such assignment shall be effective only if immediately following such transfer the transferee is bound by the terms and conditions of this Agreement and such transfer of any Registrable Securities is lawful under all applicable securities laws.

1.13 Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 1 (except rights pursuant to Section 1.10) after the earlier of (i) three (3) years following the consummation of the sale of securities pursuant to an Initial Public Offering, or (ii) as to a given Holder, when such Holder can sell all of such Holder’s Registrable Securities in a consecutive ninety (90) day period pursuant to Rule 144.

1.14 Limitations on Subsequent Registration Rights. Except with respect to substantially identical registration rights that may be granted to other holders of Series E Stock and Series F Convertible Preferred Stock (“Series F Stock”), if created, with respect to such Series E Stock or Series F Stock (and the Common Stock obtained upon conversion) held by them, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include securities of the Company in any Registration Statement upon terms which are the same or more favorable to such holder or prospective holder than the terms on which holders of Registrable Securities may include shares in such registration or (ii) to make a demand registration which could result in such registration statement being declared effective prior to the dates set forth in Section 1.2.

2. INFORMATION RIGHTS.

2.1 Inspection. The Company shall permit each Holder holding, together with its affiliates (which may include, without limitation, any person or entity to which rights can be transferred pursuant to Section 3.4, below), an aggregate of at least 1,000,000 shares of the Series E Stock (each, a “Major Holder” and collectively, the “Major Holders”), at such Major Holder’s expense to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless such Major Holder agrees in writing to hold such information in confidence.

10.

2.2 Delivery of Financial Statements.

(a) The Company shall deliver to each Holder of Series E Stock:

(1) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company commencing with the fiscal year ended December 31, 2003, a balance sheet dated as of the last day of such fiscal year, and statements of operations, cash flow and stockholders’ equity for such fiscal year. Such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(2) within forty five (45) days of the end of each fiscal quarter of the Company commencing with the fiscal quarter ended December 31, 2003, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes; and

(b) The Company shall deliver to each Major Holder:

(1) as soon as practicable, but in any event within thirty (30) days prior to the end of the Company’s fiscal year, an annual budget and operating plan for the Company for the following fiscal year;

(2) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, an unaudited statement of operations and balance sheet for such month, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes.

2.3 Termination of Information Rights. The covenants set forth in this Section 2 shall terminate as to all Holders and Major Holders and be of no further force and effect (i) upon the consummation of a Qualifying IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

3. INVESTORS’ RIGHT OF FIRST REFUSAL.

3.1 Right of First Refusal. The Company hereby grants to each Holder, on the terms set forth in this Section 3, the right of first refusal to purchase all or any part of such Holder’s pro rata share of the New Securities (as defined in Section 3.2) which the Company may, from time to time, propose to sell and issue (the “Right of First Refusal”). The Holders may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. For the purposes of this right of first refusal, a Holder’s pro rata share of the New Securities is a fraction, the numerator of which is the total number of shares of Common Stock held by such Holder (including any shares of Common Stock issuable upon conversion of the Series E Stock held by or issuable to such Holder) and the denominator of which is the total number of shares of the Company’s Common Stock outstanding (including any shares of Common Stock issuable upon conversion of or exercise of, as the case may be, Preferred Stock) immediately prior to the issuance of the New Securities; provided, however, if it is impossible or impractical, as determined in the sole discretion of Holder’s of a majority of the Series E Stock, to determine the applicable pro rata

11.

percentage in accordance with the preceding sentences of this Section 3.1, then such majority may elect for the applicable pro rata percentage to be set at 15%.

3.2 New Securities. “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that New Securities shall not include (i) the Series E Stock, (ii) shares of Common Stock issuable upon conversion of Preferred Stock, (iii) securities offered pursuant to a registration statement filed under the Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, or in any transaction in which the Company’s stockholders immediately prior to such transaction own immediately after such transaction not less than 51% of the voting power of the surviving corporation or its parent, (v) up to 10,000,000 shares of capital stock and/or stock options issued to officers, employees, consultants or advisors pursuant to the Company’s stock option plans; (vi) securities issued in connection with leases or bank financing arrangements or corporate partnering, licensing or similar transactions, provided that such transactions and the issuance of shares therein has been approved by the Board of Directors of the Company, (vii) any warrants, options or rights (and any shares of Common Stock or Preferred Stock issued or issuable upon the exercise of such warrants, options or rights) to purchase shares of Common Stock or Preferred Stock that are outstanding as of the date of this Agreement, and (viii) securities issued in connection with any stock split, stock dividend or distribution, or recapitalization by the Company approved by the Company’s Board of Directors.

3.3 Notice of Proposed Issuance. In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Holders written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the date of the proposed issuance and a statement as to the number of days from receipt of such Notice within which the Holders must respond to such Notice. The Holders shall have twenty (20) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than the date of the proposed issuance as set forth in the Notice. If not all of the Holders elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing the Holders who do so elect to purchase all of their pro rata portion of the New Securities and shall offer such subscribing Holders the right to acquire their pro rata portion of any unsubscribed New Securities. Each subscribing Holder shall have five (5) days after receipt of such notice to notify the Company in writing of its election to purchase all of its pro rata portion of the unsubscribed New Securities. If the Holders fail to exercise in full their first refusal rights, the Company may sell the New Securities for which the Holders first refusal rights were not exercised, at a price and upon terms and conditions no more favorable then specified in the Notice.

3.4 Transfer of Rights. The right of first refusal granted under this Section 3 may not be assigned or transferred, except that such right is assignable or

12.

transferable by each Holder to any transferee or assignee (i) who is a partner or member (or retired partner or member) of a Holder or the estate of such partner or member (or retired partner or member) or (ii) that is a wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder; provided, however, that the provisions of this Section 3 shall be binding upon any such assignee or transferee.

3.5 Termination of Rights. The right of first refusal granted under this Section 3 shall expire upon the first to occur of (i) consummation of a Qualifying IPO, (ii) the sale, assignment or other transfer of the Registrable Securities or the Series E Stock, or (iii) the conversion of the Series E Stock into Common Stock.

4. MISCELLANEOUS PROVISIONS.

4.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

4.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given (i) upon personal delivery or delivery by nationally recognized courier, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (iii) five (5) days after having been deposited with the United States Post Office, (by registered or certified mail, return receipt requested, postage prepaid) addressed (a) if to the Company, at the address set forth on the first page of this Agreement (or at such other address as the Company shall have furnished to the Holders in writing) attention of Chief Executive Officer and (b) if to a Holder, at the latest address of such person shown on the Company’s records; provided, however, that registered or certified mail shall not be used to effectuate delivery of any such notice under this Agreement if the party to be notified is located outside of the United States.

4.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

4.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Florida as applied to agreements among Florida residents, made and to be performed entirely within the State of Florida.

4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable

13.

attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

4.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement. This Agreement amends, supersedes and replaces in its entirety all other agreements between or among any of the parties with respect to the subject matter hereof.

4.9 Separability; Severability. Unless expressly provided in this Agreement, the rights and obligations of each Holder under this Agreement are several and not jointly held with any other Holders. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

4.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

4.11 Aggregation of Stock. All shares of the Series E Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

14.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement on the day and year first set forth above.

“COMPANY”

ACCENTIA, INC.

By:
Francis E. O’Donnell, Jr.
Chief Executive Officer

“PPD”

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:
Fred N. Eshelman
Chief Executive Officer